CONFIRMATORY
                            ASSIGNMENT OF U.S. PATENT
                           AND CORRESPONDING EUROPEAN
                            AND JAPANESE APPLICATIONS

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U.S. PATENT NO.                     ISSUE DATE            TITLE OF THE INVENTION
---------------                     ----------            ----------------------

5,295,087                           March 15, 1994               Nonvolatile Random Access Memory

               ASSIGNOR                                                 ASSIGNEE
               --------                                                 --------

NAME:          Estancia Limited                           NAME:         Ataraxia Corp.
               ---------------------------------                        ------------------------------

ENTITY:        a Turks & Caicos corporation               ENTITY:       a Turks & Caicos corporation
               ---------------------------------                        ------------------------------

ADDRESS:       P.M.B. 2                                   ADDRESS:      P.O. Box 267
               ---------------------------------                        ------------------------------
               Providenciales                                           Leeward Highway
               Turks & Caicos Islands                                   Providenciales
               British West Indies                                      Turks & Caicos Islands
                                                                        British West Indies

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        In consideration of the sum of one-hundred dollars ($100.00),  and other good and valuable consideration, the receipt which is hereby acknowledged, said Assignor as sole owner of the above-identified U.S. Patent responding European application 93918644.1 and Japanese application 505547/199 does confirm the transfer unto said Assignee of an undivided fifty percent (50%) interest in and to said U.S. Patent and said corresponding European and Japanese Applications, nontransferable by Assignee except to Pageant Technologies, Incorporated, and subject to the terms and conditions defined in related agreements between the parties.

        Executed this 19th day of November, in the year 1997 at Providenciales, Turks & Caicos Islands

For and on behalf of
Avatar Corporation                  By:  /s/
Limited (as Director of                  ---------------------------------------
Estancia Limited                         Signature of Assignor (or of authorized
                                         signatory if Assignor is a corporation,
                                         partnership or association)


State of
County of

Before me personally appeared
who acknowledged the foregoing to be a free act and deed and also represented that he or she is authorized to exercise the same this 19th day of November, in the year 1997.


                                          /s/
                                         ---------------------------------------
                                              Notary Public




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